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                                                                  EX-99.(2)(ii)

                                  SCHEDULE A

                          WELLS FARGO VARIABLE TRUST
                       INVESTMENT SUB-ADVISORY AGREEMENT
                                 FEE AGREEMENT

   This fee agreement is made as of the 1st day of March, 2001, by and between Wells Fargo Funds Management, LLC (the "Adviser") and Peregrine Capital Management, Inc. (the "Sub-Adviser") and

   WHEREAS, the parties and Wells Fargo Variable Trust (the "Trust") have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds").

   WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

   NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying annual rate of percentage of the assets:

Name of Fund                                      Breakpoints Sub-Advisory Rate
------------                                      ----------- -----------------
VT Large Company Growth Fund/1/                   First 25M         0.75%
                                                  Next  25M         0.60%
                                                  Next  225M        0.50%
                                                  Over  275M        0.30%
--------
1 On August 9, 2006 the Board of Trustees approved the following sub-advisory rate changes to the VT Large Company Growth Fund, effective September 1, 2006: First 25M 0.56%, Next 25M 0.45%, Next 225M 0.375%, Over 275M 0.225%


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   The foregoing fee schedule is agreed to as of September 1, 2006 and shall remain in effect until changed in writing by the parties.

                                              WELLS FARGO FUNDS MANAGEMENT, LLC

                                              By:
                                                  -----------------------------
                                                  Andrew Owen
                                                  Senior Vice President

                                              PEREGRINE CAPITAL MANAGEMENT, INC.

                                              By:
                                                  -----------------------------
                                                  Robert B. Mersky
                                                  President

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